SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 28, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events

On January 28, 2004, ONEOK, Inc. (the Company) announced it and ONEOK Energy Marketing and Trading LP, an entity wholly owned by the Company have reached a settlement with the Commodity Futures Trading Commission (CFTC) regarding the CFTC’s investigation of the Company’s price reporting to industry trade publications. In the settlement with the CFTC, the Company neither admits nor denies the findings in the CFTC settlement order. The financial terms of the settlement call for the Company to pay a civil monetary penalty of $3 million.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) ProForma Financial Information

Not applicable.

(c) Exhibits

99.1 Press release issued by ONEOK, Inc. dated January 28, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date: January 28, 2004	By:	/s/ Jim Kneale

Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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